                                                                   EXHIBIT 10.24

               CASUALTY VARIABLE QUOTA SHARE REINSURANCE AGREEMENT

                                 PLACEMENT SLIP

COMPANY:           Allied World Assurance Company, Ltd., Hamilton, Bermuda;
                   Allied World Assurance Company (Europe) Ltd.
                   Allied World Assurance Company (Reinsurance) Ltd.

EFFECTIVE:         Continuous and to take effect March 1st, 2004, 12:01 a.m.
                   Atlantic Standard Time as respects new and renewal business.

CANCELLATION:      Any March 1st 12:01 a.m. standard time by either party via 90 days prior written notice. Run-off to policy expiration or renewal date, whichever comes first. Following cancellation, Reinsurer's liability will continue in the event any extended reporting period options are exercised in accordance with claims made or occurrence reported policies and/or in the event Company is bound by statute or regulation to continue coverage with respect to policies attaching after the effective date of this agreement and prior to the effective date of Notice of Cancellation.

BUSINESS
COVERED: All policies underwritten by the Company's General Casualty staff and classified by the Company as Excess General Casualty Insurance. Maximum policy period 12 months, plus odd time not to exceed 18 months in all; with the exception of single project construction risks.

EXCLUSIONS:        As attached.

TERRITORY:         To follow the companies policies.

LIMIT &
RETENTION:         SECTION A

                   10% quota share on policies of up to USD/EUROS 25,000,000 or GBP 15,000,000 or USD currency equivalent, each policy, each occurrence, each occurrence reported, or claim made in excess of a minimum original attachment of USD/EUROS/GBP 10,000,000.

                   The maximum limit of liability under this Agreement will be the Reinsurer's share of USD/EUROS 25,000,000 or GBP 15,000,000 each policy, each occurrence, each occurrence reported, or claim made, (subject to reinstatement and aggregate provisions, if any, in reinsured policies).

                   Loss expense will be in addition to the above limit of liability as set forth in the Loss Adjustment Expense Section below, and ECO/ELL will also be in addition to said limit of liability, subject, however to one additional Treaty limit.

                   The Company warrants it will retain net and unreinsured USD/EUROS 22,500,000 or GBP 13,500,000 each policy, each occurrence, each occurrence reported or claim made.

                   SECTION B

                   To accept a Variable Quota Share cession on policies in excess of USD/EUROS 25,000,000 or GBP 15,000,000 in an amount proportional to the Company's Share, whereby the Company retains USD/EUROS 25,000,000 or GBP 15,000,000 each policy, each occurrence, each occurrence reported or claim made, and the Reinsurer receives up to a maximum cession hereunder of USD/EUROS 25,000,000 or GBP 15,000,000 part of USD/EUROS 50,000,000 or GBP 30,000,000 or USD currency equivalent, each policy, each occurrence, each occurrence reported or claim made in excess of a minimum original attachment of USD/EUROS 25,000,000 or GBP 15,000,000.

                   The maximum limit of liability under this Agreement will be the Reinsurer's share of USD/EUROS 25,000,000 or GBP 15,000,000 part of USD/EUROS 50,000,000 or GBP 30,000,000 each policy, each occurrence, each occurrence reported, or claim made, (subject to reinstatement and aggregate provisions, if any, in reinsured policies). Loss expense will be in addition to the above limit of liability as set forth in the Loss Adjustment Expense Section below, and ECO/ELL will also be in addition to said limit of liability, subject, however to one additional Treaty limit

                   The Company warrants it will retain net and unreinsured USD/EUROS 25,000,000 or GBP 15,000,000 each policy, each occurrence, each occurrence reported or claim made.

WARRANTY The Company warrants that the maximum limit of liability across both Section A and B for any one insured will be USD/EUR 50,000,000 or GBP 30,000,000

LOSS ADJUSTMENT
EXPENSE: Pro rata in addition to Reinsurers' limit of liability, unless all loss expense is included within the limit of liability of reinsured policies.

PREMIUM: The Reinsurer's pro rata share of net subject written premium. "Net subject written premium" shall mean the gross written premium of the Company for the classes of business reinsured hereunder as specified in the Coverage Article, including any premium paid by original insureds in respect of any extended reporting periods or discovery periods and any reinstatement premium payable by original insureds, less returned premium for cancellations and reductions, and less premium for reinsurance as set forth in the Other Reinsurance Article.

CEDING
COMMISSION:        Section A: Flat Rate of 25% of ceded premium.
                   Section B: Flat rate of 22.5% of ceded premium

REPORTS AND
REMITTANCES:       Reports and remittances due within 45 days following the end of each month. Loss settlements due monthly 45 days after receipt of the report from the Company.

                   Detailed per risk information on accounts written including original insured name, limits, attachment, premium, applicable reinsurance and claim information by Insured on a monthly basis.

GOVERNING
LAW: Governing law will be New York Law, without regard to the principles of conflicts of laws thereunder. Notwithstanding the foregoing, as to rules regarding credit for reinsurance, the rules of all applicable states or other jurisdictions will pertain thereto.

OTHER
PROVISIONS:        Reinsurers will be subject to the same terms, rates,
                   conditions, interpretations, waivers, modifications, and alterations as the respective policies of the Company to which this Agreement applies.
                   Agency Clause - as attached
                   Access to Records Clause - as attached
                   Arbitration Clause - as attached
                   Confidentiality Agreement Clause - as attached
                   Currency Revaluation Clause - USD$- as attached
                   Errors and Omissions Clause - as attached
                   Entire Agreement, Interpretation Clause - as attached
                   Extra Contractual Obligations and Excess Limits Liability
                   (100% with one additional Treaty limit) - as attached
                   Follow the Fortunes Clause - subject to all terms
                     conditions and exclusions contained herein - as attached
                   Foreign Exchange Clause - as attached
                   Insolvency Clause - applies severally to each reinsured
                     entity- as attached
                   Loss and Loss Adjustment Expense Clause - as attached
                   Notice of Loss and Loss Settlements Clause - as attached
                   Offset Clause - as attached
                   Service of Suit Clause - in Bermuda - as attached
                   Special Termination or settlement Clause - as attached

INFORMATION:       Estimated Gross Applicable Premium Income:
                   Section A - USD 125,000,000
                   Section B - USD 125,000,000

The Reinsurer's obligations under this Agreement are several and not joint and are limited solely to the extent of their individual participations. The Reinsurers are not responsible for the participation of any co-subscribing Reinsurer who for any reason does not satisfy all or part of its obligations.

REINSURED WITH:

        COMPANY NAME                      SECTION A        SECTION B
        ------------                      ---------        ---------
National Union Fire Insurance                30%              10%
Company of Pittsburgh, PA

Assuming that you find everything in order, please indicate your acceptance and approval by signing and returning this Final Placement Slip.

ACCEPTED &
APPROVED:  /s/ M Zeller
           ------------

REFERENCE
NUMBER:  ____________________________________________   DATED: 12/13/04

(FOR PROCESSING PURPOSES IT IS IMPORTANT THAT YOU PROVIDE YOUR COMPANY'S REFERENCE NUMBER FOR THIS PROGRAM.)

                                   EXCLUSIONS

       This Agreement does not apply to and specifically excludes the following:

1.    Liability assumed by the Company under any form of treaty reinsurance.

2.    Loss or liability excluded by the Insolvency Funds Exclusion Clause.

3. Loss or liability excluded by the Nuclear Incident Exclusion Clauses Reinsurance USA and Canada NMA 1590 and Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994) NMA 1979a, NMA 1975a (Japanese Amendment).

4. Nuclear Incident Exclusion Clauses, Reinsurance USA and Canada, NMA 1166, NMA 1251

5. Loss caused directly or indirectly by war, whether or not declared, civil war, insurrection, rebellion or revolution or any act or condition incidental to any of the foregoing. This exclusion will not be more limiting than the war exclusion in any policy issued by the Company that is subject to this Agreement provided however that such exclusion is not in conflict with the December 2003 Underwriting Guidelines.

6.    Loss or liability from First Party Product Recall.

7. Loss or liability arising out of integrated and/or batch occurrence in respect of auto manufacturers and critical auto parts manufacturers. Critical auto parts defined as brakes and component parts, alternators, engine and engine control parts, clutch set, axle/joint, fuel/gas tanks and component parts, ignition parts, shock/strut, steering/suspension, electrical switches, transmission/gearbox, wheels/tires, seatbelts, door latches and airbags.

8. Secondary product recall for companies involved with the manufacture of automobiles or critical automobile products as specified in 7 above.

9. Cessions attaching below USD/EURO/GBP10,000,000 per occurrence or USD currency equivalent for Section A and USD/EUROS25,000,000 or GBP15,000,000 or USD currency equivalent per occurrence or equivalent for Section B.

10.   Directors and Officers Liability.

11. Errors and Omissions and Professional Liability coverage, except for incidental exposure. Incidental exposure is defined as an insured's operations for which there are no identifiable and dedicated third party revenues associated with the exposure. This exclusion shall not apply to resultant Bodily Injury or Personal Injury or Property Damage arising out of the operations of an Insured.

      Additionally, this exclusion does not apply to Druggist Liability.

12. Loss or liability arising out of Multi-Year policies (the Term "Multi-Year Policies" to be defined to mean policies issued for periods greater than 12 months plus odd time not exceeding 18 months in all; with the exception of single project construction risks).

13. Business derived directly as a member of any Pool, Association or Syndicate.

14.   Surety / Fidelity / Credit / Financial Guarantee and Insolvency losses.

15. Medical Malpractice. This exclusion will not apply to "In-House Medical Professionals" such as Nurses or Physicians who treat fellow employees at an Insured's premises while in the course of their employment with that Insured.

16. Business classified as "Environmental Impairment Liability Insurance", when written as such.

17. Asbestos, except as per XL 004 Policy Form (or similar occurrence reported forms).

18. Aviation Liability, unless such coverage pertains to an incidental part of the original insured's overall operations. Additionally, Aircraft Products Liability will not be covered when the original policy is issued to a concern principally engaged in the manufacture of aircraft, aircraft engines or aircraft propellers. This exclusion does not apply to fuel or other fluids and lubricants utilized for Aircraft.

19.   Employment Practices Liability, when written as such.

20. Methyl tertiary-butyl ether (MTBE). However, as respects liability or alleged liability for other pollutants that may involve or include MTBE, coverage hereon shall not be excluded as long as such liability or alleged liability for that portion of the discharge is not based on a MTBE Pollutants Claim.

21. Loss or liability from Enron, Arthur Anderson, World Com, and the terrorist attacks that took place in the United States on September 11th, 2001, including but not limited to losses either directly or indirectly caused by the hijacking and the crashes of the four passenger aircraft and any subsequent losses related to these incidents and all other circumstances that are publicly and/or generally known that may give rise to a claim hereon at the effective date of this agreement.

22.   Pure Financial Loss.

The Company may submit in writing to the Reinsurers, for special acceptance hereunder, business not covered by this Agreement. If said business is accepted in writing by the Reinsurers, it will be subject to the terms of this Agreement, except as such terms are modified by such acceptance.

ACCESS TO RECORDS

            The Reinsurers, or their duly authorized representative, will have free access at all reasonable times during and after the currency of this Agreement, to books and records maintained by any of the division, department and branch offices of the Company which are involved in the subject matter of this Agreement and which pertain to the reinsurance provided hereunder and all claims made in connection therewith.

AGENCY

            For purposes of sending and receiving notices and payments required by this Agreement, the reinsured company that is set forth first in the definition of "Company" in the Preamble to this Agreement will be deemed the agent of all other reinsured companies referenced in the Preamble. In no event, however, will any reinsured company be deemed the agent of another with respect to the terms of the Insolvency Article.

ARBITRATION

A. Any and all disputes arising under or relating to this policy, including its formation and validity, shall be finally and fully determined in Hamilton, Bermuda under the provisions of The Bermuda International Conciliation and Arbitration Act of 1993 (exclusive of the Conciliation Part of such Act), as may be amended and supplemented, by a Board composed of three arbitrators to be selected for each controversy as follows:

      In the event of a dispute, controversy or claim, any party may notify the other party or parties to such dispute, controversy or claim of its desire to arbitrate the matter, and at the time of such notification the party desiring arbitration shall notify any other party or parties of the name of the arbitrator selected by it. The other party who has been so notified shall within thirty (30) calendar days thereafter select an arbitrator and notify the party desiring arbitration of the name of such second arbitrator. If the party notified of a desire for arbitration shall fail or refuse to nominate the second arbitrator within thirty (30) calendar days following receipt of such notification, the party who first served notice of a desire to arbitrate shall, within an additional period of thirty (30) calendar days, apply to the Supreme Court of Bermuda for the appointment of a second arbitrator and in such a case the arbitrator appointed by such court shall be deemed to have been nominated by the party or parties who failed to select the second arbitrator. The two arbitrators, chosen as above provided, shall within thirty (30) calendar days after the appointment of the second arbitrator choose a third arbitrator. In the event of the failure of the first two arbitrators to agree on a third arbitrator within said thirty (30) calendar day period, either of the parties may within thirty (30) calendar days thereafter, after notice to the other party or parties, apply to a the Supreme Court of Bermuda for the appointment of a third arbitrator and in such case the person so appointed shall be deemed and shall act as the third arbitrator. Upon acceptance of the appointment by said third arbitrator, the Board of Arbitration for the controversy in question shall be deemed fixed.

B. All claims, demands, denials of claims and notices pursuant to this Article shall be given in writing and given by hand, prepaid express courier, airmail or telecopier properly addressed to the appropriate party and shall be deemed as having been effected only upon actual receipt.

C. The Board of Arbitration shall fix, by a notice in writing to the parties involved, a reasonable time and place for the hearing and may prescribe reasonable rules and regulations governing the course and conduct of the arbitration proceeding, including without limitation discovery by the parties. The Board will be relieved of all judicial formality and will not be bound by the strict rules of procedure evidence. The Board will interpret this Agreement as if it were an honorable engagement rather than as merely a legal obligation.

D. The Board shall, within ninety (90) calendar days following the conclusion of the hearing, render its decision on the matter or matters in controversy in writing and shall cause a copy thereof to be served on all the parties thereto. In case the Board fails to reach a unanimous decision, the decision of the majority of the members of the Board shall be deemed to be the decision of the Board. Such decision shall be a complete defense to any attempted appeal or litigation of such decision of the Board of Arbitration by, any court or other body to the fullest extent permitted by applicable law.

E. Any order as to the costs of the arbitration shall be in the sole discretion of the Board, who may direct to whom and by whom and in what manner they shall be paid.

F. All awards made by the Arbitration Board shall be final and no right of appeal shall lie from any award rendered by the Arbitration Board. The parties agree that the Supreme Court of Bermuda: (1) shall not grant leave to appeal any award based upon a question of law arising out of the award;
      (ii) shall not grant leave to make an application with respect to an award; and (iii) shall not assume jurisdiction upon any application by a party to determine any issue of law arising in the course of the arbitration proceeding, including but not limited to whether a party has been guilty of fraud.

      All awards made by the Arbitration Board may be enforced in the same manner as a judgment or order from the Supreme Court of Bermuda and judgment may be entered pursuant to the terms of the award by leave from the Supreme Court of Bermuda.

G. If the Company and more than one Reinsurer are involved in the same dispute(s) or difference(s) arising out of this Agreement, and the Company requests consolidated arbitration with those Reinsurers in an initial notice of arbitration or response, then those Reinsurers will constitute and act as one Party for purposes of the arbitration and thus will select a single party-appointed arbitrator among them. If the Company requests consolidation in its notice of arbitration, then both parties will elect their party-appointed arbitrators within 45 days of the commencement of the arbitration proceeding. If the Company requests consolidation in its response, then (i) that response will be appended to the Company's notice of arbitration to the additional Reinsurer(s) joined in the proceeding,
      (ii) any arbitral appointment made before that response will be of not effect, and (iii) the Reinsurers will select their arbitrator within 45 days of their receipt of those pleadings. For purposes of this paragraph, any instance in which two or more Reinsurers have not paid their proportional shares of the same balance claimed due by the Company will be deemed to involve the "same dispute(s) or difference(s) arising out of this Agreement." Communications will be made by the Company to each of the Reinsurers constituting one party. Nothing in this paragraph will impair the rights of Reinsurers to assert several rather than joint defenses or claims, change their liability under this Agreement from several to joint, or impair their rights to retain separate counsel in connection with the arbitration.

H. This Contract, and any dispute, controversy or claim arising out of or relating to this Contract, shall be governed by and construed in accordance with the Law of the State of New York.

I. Unless prohibited by law, the Supreme Court of Bermuda will have exclusive jurisdiction over any and all court proceedings that either party may initiate in connection with the arbitration, including proceedings to compel, stay, or enjoin arbitration or to confirm, vacate, modify, or correct an arbitration award.

J.    This article will survive the expiration or termination of this Agreement.

CONFIDENTIALITY

            All terms and conditions of this Agreement and any materials provided in the course of inspection will be kept confidential by the Reinsurer as against third parties, unless the disclosure is required pursuant to process of law or unless the disclosure is to Reinsurer's retrocessionaires, financial auditors or governing regulatory bodies. Disclosing or using this information for any purpose beyond the scope of this Agreement, or beyond the exceptions set forth above, is expressly forbidden without the prior consent of the Company.

CURRENCY REVALUATION

            It is agreed that underwriting to contractual and/or underlying limits for currencies other than USD/EUROS/GBP will be done in terms of United States (U.S.) dollar equivalent on the basis of exchange rates supplied by AIG at the start of each month and used by the Company in their own books of account and also applicable to any subsequent adjustments of premium thereto. In the event there is a reduction in parity value of the U.S. dollar from that existing at the time the risk was written which results in the contractual and/or underlying limits being exceeded, the Company will be held covered for such excess until next renewal of the risk, at which time underwriting will then conform to the contractual and/or underlying U.S. dollar limits in effect at the time.

ERRORS AND OMISSIONS

            Any inadvertent delay, omission or error will not relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified immediately upon discovery.

ENTIRE AGREEMENT, INTERPRETATION

A. With respect to the business being reinsured hereunder, (i) this Agreement constitutes the entire agreement between the parties, and (ii) there are no understandings or agreements between the parties other than those expressed in this Agreement. Any change to or modification of this Agreement will be made by written amendment to this Agreement and signed by the parties hereto.

B. This Agreement is between sophisticated parties, each of which has reviewed the Agreement and is fully knowledgeable about its terms and conditions. The parties therefore agree that this Agreement will be construed without regard to the authorship of the language and without any presumption or rule of construction in favor of either of them.

EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS LIMITS LIABILITY

            This Agreement will extend to cover any claims-related extra contractual obligations and/or excess limits liability arising because of, but not limited to, the following:

A. Failure of the Company to agree to pay a claim within the policy limits or to provide a defense against such claims.

B. Actual or alleged bad faith, fraud, or negligence in investigating or handling a claim or in rejecting an offer of settlement.

C. Negligence or breach of duty in the preparation of the defense or the conduct of a trial or the preparation or prosecution of any appeal and/or subrogation and/or any subsequent action resulting there from.

            "Extra contractual obligations" as used in this Agreement will mean those liabilities not covered under any other provision of this Agreement for which the Company is liable to its insured or a third-party claimant, or that the Company paid as its share of a claims-related extra contractual obligation awarded against one or more of its co-insurers.

            "Excess limits liability" as used in this Agreement will mean any amount for which the Company would have been contractually liable to pay had it not been for the limits of the reinsured policy.

            There will be no recovery hereunder where the extra contractual obligation or excess limits liability has been incurred due to fraud committed by a member of the board of directors or a corporate officer of the Company, acting individually, collectively, or in collusion with a member of the board of directors, a corporate officer, or a partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Company.

            The date on which any extra contractual obligations and/or excess limits liability is incurred by the Company will be deemed, in all circumstances, to be the date of the original loss. Nothing in this Article will be construed to create a separate or distinct loss apart from the original covered loss that gave rise to the extra contractual obligations and/or excess limits liability discussed in the preceding paragraphs. The Reinsurers' liability as respects extra contractual obligations and/or excess limits liability under this Agreement will be in addition to the Reinsurers' indemnification coverage set forth in the Coverage Article, however, such additional liability will not exceed one Agreement limit in the aggregate.

FOLLOW THE FORTUNES

A. The Reinsurer's liability will attach simultaneously with that of the Company and will be subject in all respects to the same risks, terms, conditions, interpretations, waivers, modifications, alterations, and cancellations as the respective insurances (or reinsurances) of the Company, the true intent of this Agreement being that the Reinsurer will, subject to the terms, conditions, and limits of this Agreement, follow the fortunes of the Company.

B. Nothing will in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

FOREIGN EXCHANGE

A. All premium and loss payments hereunder will be in United States currency for all risks.

B. Premiums due hereunder in other than United States currency will be paid by the Company in United States dollars at the rates of exchange used by the Company in their own books of account and also applicable to any subsequent adjustments of premium thereto.

C. The amounts recoverable for losses in other than United States will be converted into United States dollars at the same rates of exchange used by the Company in their own books either at the time of the settlement and also applicable to any subsequent adjustments of premium thereto.

INSOLVENCY

      This article will apply severally to each reinsured company referenced within the definition of the "company' in the Preamble to this Agreement. Further, this Article and the laws of the domiciliary state will apply in the event of the insolvency of any company intended to be covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company intended to be covered hereunder, that domiciliary state's laws will prevail.

A. In the event of the insolvency of the Company, this reinsurance will be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor immediately upon demand on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company will give written notice to the Reinsurers of the pendency of a claim against the Company which would involve a possible liability on the part of the Reinsurers, indicating the policy or bond reinsured, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership. It is further agreed that during the pendency of such claim the Reinsurers may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that they may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurers will be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurers.

B. Where two or more Reinsurers are involved in the same claim and a majority interest elect to interpose defense to such claim, the expense will be apportioned in accordance with the terms of the Agreement as though such expense had been incurred by the Company.

C. The reinsurance will be payable by the Reinsurers to the Company or to its liquidator, receiver, conservator, or statutory successor, except as provided by Section 4118(a)(1) (A) and 1114 (c) of the New York Insurance Law or except (a) where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company, or (b) where the Reinsurers with the consent of the direct insured or insureds have voluntarily assumed such policy obligations of the Company as direct obligations of the Reinsurers to the payees under such policies and in substitution for the obligations of the Company to the payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Insurance of the State of New York, is entirely released from its obligation and the Reinsurers pay any loss directly to payees under such policy.

D. Notwithstanding clauses A, B, and C, where the Company is authorized under the Insurance Companies Act (Canada) to insure in Canada risks, in the event of the insolvency of the Company, reinsurance payable in respect of the insurance business in Canada of the Company will be payable to the Chief Agent in Canada of the Company or to the liquidator, receiver, conservator or statutory successor appointed in Canada in respect of the insurance business in Canada of the Company without diminution because of the insolvency of the Company or because the Company or a liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or any portion of any claim. All other terms and conditions of clauses A, B, and C remain in effect and apply to this clause D which will prevail if there is a conflict or inconsistency.

LOSS AND LOSS ADJUSTMENT EXPENSE

A. The Company alone and at its full discretion will adjust, settle or compromise all claims and losses. All such settlements, compromises, and adjustments, whether involving coverage issues or otherwise, will be binding on the Reinsurer in proportion to its participation. The Company will likewise at its sole discretion commence, continue, defend, compromise, settle or withdraw from actions, suits or proceedings and generally do all such matters and things relating to any claim or loss as in its judgment may be beneficial or expedient, and all payments made and costs and expenses incurred in connection therewith or in taking legal advice therefore (including those which are the result of actions and/or disputes between the insured and the Company and including the pro rata share, according to the time occupied in adjusting such loss, of salaries and expenses of the Company's field employees and salaried adjusters who have no administrative duties, including but not limited to charges and/or expenses incurred through the use of third party claim services and/or technical services, and expenses of the Company's officials incurred in connection with the loss but excluding salaries of the Company's officials and regular office employees and office expenses of the Company) will be shared by the Reinsurer proportionately. The Reinsurer will, on the other hand, benefit proportionately from all reductions of losses by salvage, compromise or otherwise.

B. If the amount due to the Company for loss or losses recoverable under this Agreement for any one loss occurrence is in excess of $7,500,000, the Reinsurer will, upon demand and receipt of reinsurance proofs of loss, forthwith remit the amount due; otherwise losses will be carried to account as otherwise provided herein.

NOTICE OF LOSS AND LOSS SETTLEMENTS

A. In the event of a loss which either results in or appears to be of serious enough nature to result in the involvement of this Agreement, the Company will give notice as soon as reasonably practicable to the Reinsurer and the Company will keep the Reinsurer advised of all subsequent developments in connection therewith.

B. All settlements, compromises, and adjustments made by the Company, whether involving coverage issues or otherwise, will be binding on the Reinsurer. Such settlements, compromises, or adjustments will be considered satisfactory proofs of loss, and amounts falling to the share of the Reinsurer will be immediately payable to the Company upon presentation of reasonable evidence of the amount paid or due and payable by the Company.

SERVICE OF SUIT

            (This Article applies to Reinsurers unauthorized in any jurisdiction that has authority over the Company and in which a subject suit has been instituted. This Article is not intended to conflict with or override the parties obligation to arbitrate their disputes in accordance with the Arbitration Article)

In the event any Reinsurer hereon fails to pay any amount claimed due hereunder such Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within England or Bermuda and will comply with all requirements necessary to give that court jurisdiction.

OFFSET

            Each party hereto will have, and may exercise at any time and from time to time, the right to offset any undisputed balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other (or, if more than one, any other) party hereto under this Agreement or under any other reinsurance agreement heretofore or hereafter entered into by and between them, and may offset the same against any undisputed balance or balances due to the former from the latter under the same or any other reinsurance agreement between them, and the party asserting the right of offset will have and may exercise such right whether the undisputed balance or balances due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming insurer or as ceding insurer, in which each party acted under the agreement or, if more than one, the different agreements involved, provided, however, that, in the event of the insolvency of a party hereto, offsets will only be allowed in accordance with the provisions of Section 7427 of the Insurance Law of the State of New York.

            Where the Company is authorized under the Insurance Companies Act (Canada) to insure in Canada risks, for the purpose of this Article, the branch of a Company in Canada will be considered as a party separate and distinct from the Company and the right of offset provided for in this Article will belong to and be applied against that branch as though it were a separate and distinct party.

SPECIAL TERMINATION OR SETTLEMENT

(Applicable separately as between the Company and each Reinsurer)

Section I.

A. Either party may terminate this Agreement upon 45 days notice in the event that the other party should at any time (whether voluntarily or otherwise) become insolvent, or suffer any impairment of capital, or become the subject of any liquidation, rehabilitation, receivership, supervision, conservation, or bankruptcy action or proceeding (whether judicial otherwise) or of a proposed Scheme of Arrangement, or be acquired or controlled (whether directly or indirectly) by any other company or organization.

B.    The Company may terminate this Agreement forthwith in the event that:

      1.    The Reinsurer ceases writing reinsurance; or

      2. The Reinsurer at any time (i) has a Standard & Poor's (S&P) Insurer Financial Strength Rating of lower that "A-"; or (ii) ceases to have any S&P Insurer Financial Strength Rating (including a designation of "not rated" or "NR") after having had an S&P rating at or after the inception of this Agreement; or

      3. The Reinsurer at any time (i) has a Best Rating, as provided by A.M. Best Company, of lower than "A-"; or (ii) ceases to have any Best Rating (including a designation of "not rated" or "NR") after having had a Best Rating at or after the inception of this Agreement; or

      4. Over any period not exceeding twelve months, the policyholders; surplus of the Reinsurer, as reported in such financial statements of the Reinsurer as designated by the Company, drop by 20% or more; or

      5.    (Applicable to Reinsurers domiciled in the United States)

            Upon application of the NAIC Insurance regulatory Information System
            (IRIS) tests to the Reinsurers most recent statutory Annual Statement (which the Reinsurer hereby agrees to furnish to the Company upon request), it is found that four (4) or more of the Reinsurers IRIS financial ratio values are outside of the usual range established in the IRIS system.

            Not withstanding the above, subparts 4 and 5 will not apply to any Reinsurer having at all times both S&P Insurer Financial Strength and Best Rating of "A" or higher.

C. Termination under Part A. or B. of this Section will be effected by written notice. The Company will elect whether the termination will be on a run-off basis or a clean-cut basis with an immediate settlement of all present and future obligations under this Agreement. If the Company initially elects a run-off basis, within 15 days of receiving notice of the Company's election, the Reinsurer will secure all such obligations through a trust account or a clean, unconditional, irrevocable, and evergreen letter of credit from a financial institution acceptable to the Company. However, even if such security is requested by the Company and/or provided by the Reinsurer, it is agreed that the Company will retain the right to require an immediate settlement of all present and future obligations at any subsequent date.

Section II.

A. After the expiration or termination of this Agreement for any reason other than a Special Termination governed by Section I., above, if the Reinsurer has any remaining present or future obligations to the Company and any of the six events described in Part B. of Section I should occur, the Company
      (i) may require an immediate settlement of all present and future obligations under this Agreement, or (ii) may require the Reinsurer to secure all such obligations through a trust account or a clean, unconditional, irrevocable, and evergreen letter of credit from a financial institution acceptable to the Company.

B. If the Company initially requires security under Part A. of this Section, it will notify the Reinsurer in writing and the Reinsurer will provide such trust account or letter of credit within 15 days. However, even if such security is requested by the Company and/or provided by the Reinsurer, it is agreed that the Company will retain the right to require an immediate settlement of all present and future obligations at any subsequent date.

Section III.

A. For purposes of this Article, "all present and future obligations" means outstanding losses (including IBNR), return of unearned premiums, and all other present or future balances, obligations, or amounts due the Company or Reinsurer under this Agreement.

B. In no event will this Article be construed to limit the amount of, or the rights and obligations of the parties with respect to, any security withheld or required in accordance with the Reserve Deposit Article hereof (if applicable).

C. In the event of an immediate settlement of all present and future obligations, upon receipt of final payment, the Company and the Reinsurer will execute a full and final commutation and mutual release of their respective liabilities under the Agreement.

D. When requested by either party an appraisal of IBNR will be made by a disinterested actuary.

E.    Settlements under this Article will be adjusted for net present value.

F. In the event of any conflict between this Article and any other Article of this Agreement, the terms of this Article will control.

This Article will survive the expiration or termination of this Agreement.

               CASUALTY VARIABLE QUOTA SHARE REINSURANCE AGREEMENT

                                 PLACEMENT SLIP

COMPANY:            Allied World Assurance Company, Ltd., Hamilton, Bermuda;
                    Allied World Assurance Company (Europe) Ltd.
                    Allied World Assurance Company (Reinsurance) Ltd.

EFFECTIVE:          Continuous and to take effect March 1st, 2005, 12:01 a.m.
                    Atlantic Standard Time as respects new and renewal business.

CANCELLATION:       Any March 1st 12:01 a.m. standard time by either party via
                    90 days prior written notice. Run-off to policy expiration or renewal date, whichever comes first. Following cancellation, Reinsurer's liability will continue in the event any extended reporting period options are exercised in accordance with claims made or occurrence reported policies and/or in the event Company is bound by statute or regulation to continue coverage with respect to policies attaching after the effective date of this agreement and prior to the effective date of Notice of Cancellation.

BUSINESS COVERED:   All policies underwritten by the Company's General Casualty staff and classified by the Company as Excess General
                    Casualty Insurance. Maximum policy period 12 months, plus odd time not to exceed 18 months in all; with the exception of single project construction risks.

EXCLUSIONS:         As attached.

TERRITORY:          To follow the companies policies.

LIMIT & RETENTION:  SECTION A

                    10% quota share on policies of up to USD/EUROS 25,000,000 or GBP 15,000,000 or USD currency equivalent, each policy, each occurrence, each occurrence reported, or claim made in excess of a minimum original attachment of USD/EUROS/GBP 10,000,000.

                    The maximum limit of liability under this Agreement will be the Reinsurer's share of USD/EUROS 25,000,000 or GBP 15,000,000 each policy, each occurrence, each occurrence reported, or claim made, (subject to reinstatement and aggregate provisions, if any, in reinsured policies).

                    Loss expense will be in addition to the above limit of liability as set forth in the Loss Adjustment Expense Section below, and ECO/ELL will also be in addition to said limit of liability, subject, however to one additional Treaty limit.

                    The Company warrants it will retain net and unreinsured USD/EUROS 22,500,000 or GBP 13,500,000 each policy, each occurrence, each occurrence reported or claim made.

                    SECTION B

                    To accept a Variable Quota Share cession on policies in excess of USD/EUROS 25,000,000 or GBP 15,000,000 in an amount proportional to the Company's Share, whereby the Company retains USD/EUROS 25,000,000 or GBP 15,000,000 each policy, each occurrence, each occurrence reported or claim made, and the Reinsurer receives up to a maximum cession hereunder of USD/EUROS 25,000,000 or GBP 15,000,000 part of USD/EUROS 50,000,000 or GBP 30,000,000 or USD currency equivalent, each policy, each occurrence, each occurrence reported or claim made in excess of a minimum original attachment of USD/EUROS 25,000,000 or GBP 15,000,000.

                    The maximum limit of liability under this Agreement will be the Reinsurer's share of USD/EUROS 25,000,000 or GBP 15,000,000 part of USD/EUROS 50,000,000 or GBP 30,000,000 each policy, each occurrence, each occurrence reported, or claim made, (subject to reinstatement and aggregate provisions, if any, in reinsured policies). Loss expense will be in addition to the above limit of liability as set forth in the Loss Adjustment Expense Section below, and ECO/ELL will also be in addition to said limit of liability, subject, however to one additional Treaty limit

                    The Company warrants it will retain net and unreinsured USD/EUROS 25,000,000 or GBP 15,000,000 each policy, each occurrence, each occurrence reported or claim made.

WARRANTY The Company warrants that the maximum limit of liability across both Section A and B for any one insured will be USD/EUR 50,000,000 or GBP 30,000,000

LOSS ADJUSTMENT     Pro rata in addition to Reinsurers' limit of liability,
EXPENSE:            unless all loss expense is included within the limit of
                    liability of reinsured policies.

PREMIUM: The Reinsurer's pro rata share of net subject written premium. "Net subject written premium" shall mean the gross written premium of the Company for the classes of business reinsured hereunder as specified in the Coverage Article, including any premium paid by original insureds in respect of any extended reporting periods or discovery periods and any reinstatement premium payable by original insureds, less returned premium for cancellations and reductions, and less premium for reinsurance as set forth in the Other Reinsurance Article.

CEDING COMMISSION:  Section A:  Flat Rate of 25% of ceded premium.
                    Section B:  Flat rate of 22.5% of ceded premium.

REPORTS AND         Reports and remittances due within 45 days following the end
REMITTANCES:        of each month. Loss settlements due monthly 45 days after
                    receipt of the report from the Company.

                    Detailed per risk information on accounts written including original insured name, limits, attachment, premium, applicable reinsurance and claim information by Insured on a monthly basis.

GOVERNING LAW:      Governing law will be New York Law, without regard to the
                    principles of conflicts of laws thereunder. Notwithstanding the foregoing, as to rules regarding credit for reinsurance, the rules of all applicable states or other jurisdictions will pertain thereto.

OTHER PROVISIONS:   Agency Clause - as attached
                    Access to Records Clause - as attached
                    Arbitration Clause - as attached
                    Confidentiality Agreement Clause - as attached
                    Currency Revaluation Clause - USD$ - as attached
                    Delays, Errors or Omissions Clause - as attached
                    Entire Agreement, Interpretation Clause - as attached
                    Extra Contractual Obligations and Excess Limits Liability
                    (100% with one additional Treaty limit) - as attached
                    Follow the Fortunes Clause - subject to all terms conditions and exclusions contained herein - as attached
                    Foreign Exchange Clause - as attached
                    Insolvency Clause - applies severally to each reinsured
                      entity - as attached
                    Loss and Loss Adjustment Expense Clause - as attached
                    Notice of Loss and Loss Settlements Clause - as attached
                    Offset Clause - as attached
                    Service of Suit Clause - in Bermuda - as attached
                    Special Termination or settlement Clause - as attached
                    Aon Re Inc. Intermediary Clause - as attached.

BROKERAGE:          2.5% on net applicable premium income ceded to Reinsurer
                    after deductions for Ceding Commission.

The Reinsurer's obligations under this Agreement are several and not joint and are limited solely to the extent of their individual participations. The Reinsurers are not responsible for the participation of any co-subscribing Reinsurer who for any reason does not satisfy all or part of its obligations.

Assuming that you find everything in order, please indicate your acceptance and approval by signing and returning this Final Placement Slip to Aon Re Inc.

ACCEPTED &
APPROVED: ______________________________________________________________________

REFERENCE
NUMBER:       A970000042                       DATED: 9/27/2005

(For processing purposes it is important that you provide your Company's reference number for this program.)

                                   EXCLUSIONS

This Agreement does not apply to and specifically excludes the following:

A.    Liability assumed by the Company under any form of treaty reinsurance.

B. Loss or liability excluded by the Insolvency Funds Exclusion Clause, as attached to this Agreement.

C. Loss or liability excluded by the Nuclear Incident Exclusion Clause--Liability--Reinsurance and Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994), NMA 1975a (Japanese Amendment), as attached to this Agreement.

D. Loss or liability excluded by the following Nuclear Exclusion Clauses, which are attached to this Agreement:

      1. Nuclear Incident Exclusion Clause--Physical Damage--Reinsurance (U.S.A. and Canada) and;

      2. Nuclear Incident Exclusion Clause--Physical Damage and Liability (Boiler and Machinery Policies)--Reinsurance (U.S.A. and Canada).

E. Loss caused directly or indirectly by war, whether or not declared, civil war, insurrection, rebellion or revolution or any act or condition incidental to any of the foregoing. This exclusion will not be more limiting than the war exclusion in any Policy issued by the Company that is subject to this Agreement provided however that such exclusion is not in conflict with the December 2003 Underwriting Guidelines.

F.    Loss or liability from First Party Product Recall.

G. Loss or liability arising out of integrated and/or batch occurrence in respect of auto manufacturers and critical auto parts manufacturers. Critical auto parts defined as brakes and component parts, alternators, engine and engine control parts, clutch set, axle/joint, fuel/gas tanks and component parts, ignition parts, shock/strut, steering/suspension, electrical switches, transmission/gearbox, wheels/tires, seatbelts, door latches and airbags.

H. Secondary product recall for companies involved with the manufacture of automobiles or critical automobile products as specified in G. above.

I.    Cessions attaching below:

      1.    $10,000,000, (euro)10,000,000, or (pound)10,000,000 (or $10,000,000
            United States dollar equivalent as respects currencies other than those referenced herein) as respects business subject to Section A. of the Coverage Article; or

      2.    $25,000,000, (euro)25,000,000, or (pound)15,000,000 (or $25,000,000
            United States dollar equivalent as respects currencies other than those referenced herein) as respects business subject to Section B. of the Coverage Article.

J.    Directors and Officers Liability.

K. Errors and Omissions and Professional Liability coverage, except for incidental exposure. Incidental exposure is defined as an insured's operations for which there are no identifiable and dedicated third party revenues associated with the exposure. This exclusion shall not apply to resultant Bodily Injury or Personal Injury or Property Damage arising out of the operations of an Insured. Additionally, this exclusion does not apply to Druggist Liability.

L. Loss or liability arising out of Multi-Year Policies, other than Single Project Construction Risks, (the Term "Multi-Year Policies" to be defined to mean Policies issued for periods greater than 12 months plus odd time not exceeding 18 months in all). Single Project Construction Risk is defined to mean policies issued for periods of up to 60 months (or to be agreed) plus odd time not exceeding an additional 6 months.

M. Business derived directly as a member of any Pool, Association or Syndicate.

N.    Surety / Fidelity / Credit / Financial Guarantee and Insolvency Losses.

O. Medical Malpractice. This exclusion will not apply to "In-House Medical Professionals" such as Nurses or Physicians who treat fellow employees at an Insured's premises while in the course of their employment with that Insured.

P.    Business classified as Environmental Impairment Liability Insurance.

Q. Asbestos, except as per XL 004 Policy Form (or similar Occurrence Reported forms).

R. Aviation Liability, unless such coverage pertains to an incidental part of the original insured's overall operations. Additionally, Aircraft Products Liability will not be covered when the original Policy is issued to a concern principally engaged in the manufacture of aircraft, aircraft engines or aircraft propellers. This exclusion does not apply to fuel or other fluids and lubricants utilized for Aircraft.

S.    Employment Practices Liability, when written as such.

T. Methyl tertiary-butyl ether (MTBE). However, as respects liability or alleged liability for other pollutants that may involve or include MTBE, coverage hereon shall not be excluded as long as such liability or alleged liability for that portion of the discharge is not based on a MTBE Pollutants Claim.

U. Loss or liability from Enron, Arthur Anderson, World Corn, and the terrorist attacks that took place in the United States on September 11th, 2001, including but not limited to Losses either directly or indirectly caused by the hijacking and the crashes of the four passenger aircraft and any subsequent Losses related to these incidents and all other circumstances that are publicly and/or generally known that may give rise to a claim hereon at the effective date of this Agreement.

V.    Pure financial Loss.

W. Cessions greater than USD/EURO 25,000,000 / GBP 15,000,000 in respect of Major Pharmaceutical Manufacturers. This exclusion will not apply to nutraceutical companies, over-the-counter (non-ethical) drug companies or diversified manufacturers, whose ethical pharmaceutical revenues are less than 20% of total corporate revenue.

            The Company may submit in writing to the Reinsurers, for special acceptance hereunder, business not covered by this Agreement. If said business is accepted in writing by the Reinsurers, it will be subject to the terms of this Agreement, except as such terms are modified by such acceptance.

ACCESS TO RECORDS

            The Reinsurers, or their duly authorized representative, will have free access at all reasonable times during and after the currency of this Agreement, to books and records maintained by any of the division, department and branch offices of the Company which are involved in the subject matter of this Agreement and which pertain to the reinsurance provided hereunder and all claims made in connection therewith.

AGENCY

            For purposes of sending and receiving notices and payments required by this Agreement, the reinsured company that is set forth first in the definition of "Company" in the Preamble to this Agreement will be deemed the agent of all other reinsured companies referenced in the Preamble. In no event, however, will any reinsured company be deemed the agent of another with respect to the terms of the Insolvency Article.

ARBITRATION

A. Any and all disputes arising under or relating to this Agreement, including its formation and validity, will be finally and fully determined in Hamilton, Bermuda under the provisions of The Bermuda International Conciliation and Arbitration Act of 1993 (exclusive of the Conciliation Part of such Act), as may be amended and supplemented, by a Board composed of three arbitrators to be selected for each controversy as follows:

      In the event of a dispute, controversy or claim, any party may notify the other party or parties to such dispute, controversy or claim of its desire to arbitrate the matter, and at the time of such notification the party desiring arbitration will notify any other party or parties of the name of the arbitrator selected by it. The other party who has been so notified will within thirty (30) calendar days thereafter select an arbitrator and notify the party desiring arbitration of the name of such second arbitrator. If the party notified of a desire for arbitration will fail or refuse to nominate the second arbitrator within thirty (30) calendar days following receipt of such notification, the party who first served notice of a desire to arbitrate will, within an additional period of thirty (30) calendar days, apply to the Supreme Court of Bermuda for the appointment of a second arbitrator and in such a case the arbitrator appointed by such court will be deemed to have been nominated by the party or parties who failed to select the second arbitrator. The two arbitrators, chosen as above provided, will within thirty (30) calendar days after the appointment of the second arbitrator choose a third arbitrator. In the event of the failure of the first two arbitrators to agree on a third arbitrator within said thirty (30) calendar day period, either of the parties may within thirty (30) calendar days thereafter, after notice to the other party or parties, apply to a the Supreme Court of Bermuda for the appointment of a third arbitrator and in such case the person so appointed will be deemed and will act as the third arbitrator. Upon acceptance of the appointment by said third arbitrator, the Board of Arbitration for the controversy in question will be deemed fixed.

B. All claims, demands, denials of claims and notices pursuant to this Article will be given in writing and given by hand, prepaid express courier, airmail or telecopier properly addressed to the appropriate party and will be deemed as having been effected only upon actual receipt.

C. The Board of Arbitration will fix, by a notice in writing to the parties involved, a reasonable time and place for the hearing and may prescribe reasonable rules and regulations governing the course and conduct of the arbitration proceeding, including without limitation discovery by the parties. The Board will be relieved of all judicial formality and will not be bound by the strict rules of procedure evidence. The Board will interpret this Agreement as if it were an honorable engagement rather than as merely a legal obligation.

D. The Board will, within ninety (90) calendar days following the conclusion of the hearing, render its decision on the matter or matters in controversy in writing and will cause a copy thereof to be served on all the parties thereto. In case the Board fails to reach a unanimous decision, the decision of the majority of the members of the Board will be deemed to be the decision of the Board. Such decision will be a complete defense to any attempted appeal or litigation of such decision of the Board of Arbitration by, any court or other body to the fullest extent permitted by applicable law.

E. Any order as to the costs of the arbitration will be in the sole discretion of the Board, who may direct to whom and by whom and in what manner they will be paid.

F. All awards made by the Arbitration Board will be final and no right of appeal will lie from any award rendered by the Arbitration Board. The parties agree that the Supreme Court of Bermuda: (1) will not grant leave to appeal any award based upon a question of law arising out of the award;
      (ii) will not grant leave to make an application with respect to an award; and (iii) will not assume jurisdiction upon any application by a party to determine any issue of law arising in the course of the arbitration proceeding, including but not limited to whether a party has been guilty of fraud.

      All awards made by the Arbitration Board may be enforced in the same manner as a judgment or order from the Supreme Court of Bermuda and judgment may be entered pursuant to the terms of the award by leave from the Supreme Court of Bermuda.

G. If the Company and more than one Reinsurer are involved in the same dispute(s) or difference(s) arising out of this Agreement, and the Company requests consolidated arbitration with those Reinsurers in an initial notice of arbitration or response, then those Reinsurers will constitute and act as one Party for purposes of the arbitration and thus will select a single party-appointed arbitrator among them. If the Company requests consolidation in its notice of arbitration, then both parties will elect their party-appointed arbitrators within 45 days of the commencement of the arbitration proceeding. If the Company requests consolidation in its response, then (i) that response will be appended to the Company's notice of arbitration to the additional Reinsurer(s) joined in the proceeding,
      (ii) any arbitral appointment made before that response will be of not effect, and (iii) the Reinsurers will select their arbitrator within 45 days of their receipt of those pleadings. For purposes of this paragraph, any instance in which two or more Reinsurers have not paid their proportional shares of the same balance claimed due by the Company will be deemed to involve the "same dispute(s) or difference(s) arising out of this Agreement." Communications will be made by the Company to each of the Reinsurers constituting one party. Nothing in this paragraph will impair the rights of Reinsurers to assert several rather than joint defenses or claims, change their liability under this Agreement from several to joint, or impair their rights to retain separate counsel in connection with the arbitration.

H. This Agreement, and any dispute, controversy or claim arising out of or relating to this Agreement, will be governed by and construed in accordance with the law of the state of New York.

I. Unless prohibited by law, the Supreme Court of Bermuda will have exclusive jurisdiction over any and all court proceedings that either party may initiate in connection with the arbitration, including proceedings to compel, stay, or enjoin arbitration or to confirm, vacate, modify, or correct an arbitration award.

J.    This article will survive the expiration or termination of this Agreement.

CONFIDENTIALITY

            All terms and conditions of this Agreement and any materials provided in the course of inspection will be kept confidential by the Reinsurer as against third parties, unless the disclosure is required pursuant to process of law or unless the disclosure is to Reinsurer's retrocessionaires, financial auditors or governing regulatory bodies. Disclosing or using this information for any purpose beyond the scope of this Agreement, or beyond the exceptions set forth above, is expressly forbidden without the prior consent of the Company.

CURRENCY REVALUATION

            It is understood and agreed that currencies other than United States dollars, euros, or British pounds, will be converted in terms of United States (U.S.) dollar equivalent on the basis of exchange rates supplied by AIG at the start of each month and used by the Company in their own books of account and also applicable to any subsequent adjustments of premium thereof. In the event there is a reduction in parity value of the U.S. dollar from that existing at the time the Risk was written which results in the contractual and/or underlying limits being exceeded, the Company will be held covered for such excess until next renewal of the Risk, at which time underwriting will then conform to the contractual and/or underlying U.S. dollar limits in effect at the time.

DELAYS, ERRORS or OMISSIONS

            Any inadvertent delay, omission or error will not relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified immediately upon discovery.

ENTIRE AGREEMENT, INTERPRETATION

A. With respect to the business being reinsured hereunder, (i) this Agreement constitutes the entire agreement between the parties, and (ii) there are no understandings or agreements between the parties other than those expressed in this Agreement. Any change to or modification of this Agreement will be made by written amendment to this Agreement and signed by the parties hereto.

B. This Agreement is between sophisticated parties, each of which has reviewed the Agreement and is fully knowledgeable about its terms and conditions. The parties therefore agree that this Agreement will be construed without regard to the authorship of the language and without any presumption or rule of construction in favor of either of them.

EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS LIMITS LIABILITY

      This Agreement will extend to cover any claims-related extra contractual obligations and/or excess limits liability arising because of, but not limited to, the following:

A. Failure of the Company to agree to pay a claim within the policy limits or to provide a defense against such claims.

B. Actual or alleged bad faith, fraud, or negligence in investigating or handling a claim or in rejecting an offer of settlement.

C. Negligence or breach of duty in the preparation of the defense or the conduct of a trial or the preparation or prosecution of any appeal and/or subrogation and/or any subsequent action resulting there from.

      "Extra contractual obligations" as used in this Agreement will mean those liabilities not covered under any other provision of this Agreement for which the Company is liable to its insured or a third-party claimant, or that the Company paid as its share of a claims-related extra contractual obligation awarded against one or more of its co-insurers.

      "Excess limits liability" as used in this Agreement will mean any amount for which the Company would have been contractually liable to pay had it not been for the limits of the reinsured policy.

      There will be no recovery hereunder where the extra contractual obligation or excess limits liability has been incurred due to fraud committed by a member of the board of directors or a corporate officer of the Company, acting individually, collectively, or in collusion with a member of the board of directors, a corporate officer, or a partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Company.

      The date on which any extra contractual obligations and/or excess limits liability is incurred by the Company will be deemed, in all circumstances, to be the date of the original loss. Nothing in this Article will be construed to create a separate or distinct loss apart from the original covered loss that gave rise to the extra contractual obligations and/or excess limits liability discussed in the preceding paragraphs. The Reinsurers' liability as respects extra contractual obligations and/or excess limits liability under this Agreement will be in addition to the Reinsurers' indemnification coverage set forth in the Coverage Article, however, such additional liability will not exceed one Agreement limit in the aggregate.

FOLLOW THE FORTUNES

A. The Reinsurer's liability will attach simultaneously with that of the Company and will be subject in all respects to the same risks, terms, conditions, interpretations, waivers, modifications, alterations, and cancellations as the respective insurances (or reinsurances) of the Company, the true intent of this Agreement being that the Reinsurer will, subject to the terms, conditions, and limits of this Agreement, follow the fortunes of the Company.

B. Nothing will in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

FOREIGN EXCHANGE

A. All premium and loss payments hereunder will be in United States currency for all risks.

B. Premiums due hereunder in other than United States currency will be paid by the Company in United States dollars at the rates of exchange used by the Company in their own books of account and also applicable to any subsequent adjustments of premium thereto.

C. The amounts recoverable for losses in other than United States will be converted into United States dollars at the same rates of exchange used by the Company in their own books either at the time of the settlement and also applicable to any subsequent adjustments of premium thereto.

INSOLVENCY

      This article will apply severally to each reinsured company referenced within the definition of the "company" in the Preamble to this Agreement. Further, this Article and the laws of the domiciliary state will apply in the event of the insolvency of any company intended to be covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company intended to be covered hereunder, that domiciliary state's laws will prevail.

A. In the event of the insolvency of the Company, this reinsurance will be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor immediately upon demand on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company will give written notice to the Reinsurers of the pendency of a claim against the Company which would involve a possible liability on the part of the Reinsurers, indicating the policy or bond reinsured, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership. It is further agreed that during the pendency of such claim the Reinsurers may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that they may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurers will be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurers.

B. Where two or more Reinsurers are involved in the same claim and a majority interest elect to interpose defense to such claim, the expense will be apportioned in accordance with the terms of the Agreement as though such expense had been incurred by the Company.

C. The reinsurance will be payable by the Reinsurers to the Company or to its liquidator, receiver, conservator, or statutory successor, except as provided by Section 4118(a) (1) (A) and 1114 (c) of the New York Insurance Law or except (a) where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company, or (b) where the Reinsurers with the consent of the direct insured or insureds have voluntarily assumed such policy obligations of the Company as direct obligations of the Reinsurers to the payees under such policies and in substitution for the obligations of the Company to the payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Insurance of the State of New York, is entirely released from its obligation and the Reinsurers pay any loss directly to payees under such policy.

D. Notwithstanding clauses A, B, and C, where the Company is authorized under the Insurance Companies Act (Canada) to insure in Canada risks, in the event of the insolvency of the Company, reinsurance payable in respect of the insurance business in Canada of the Company will be payable to the Chief Agent in Canada of the Company or to the liquidator, receiver, conservator or statutory successor appointed in Canada in respect of the insurance business in Canada of the Company without diminution because of the insolvency of the Company or because the Company or a liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or any portion of any claim. All other terms and conditions of clauses A, B, and C remain in effect and apply to this clause D which will prevail if there is a conflict or inconsistency.

INTERMEDIARY

            Aon Re Inc., an Illinois corporation, or one of its affiliated corporations duly licensed as a reinsurance intermediary, is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss expenses, salvages, and loss settlements) relating to this Agreement will be transmitted to the Company or the Reinsurers through the Intermediary. Payments by the Company to the Intermediary will be deemed payment to the Reinsurers. Payments by the Reinsurers to the Intermediary will be deemed payment to the Company only to the extent that such payments are actually received by the Company.

LOSS AND LOSS ADJUSTMENT EXPENSE

A. The Company alone and at its full discretion will adjust, settle or compromise all claims and losses. All such settlements, compromises, and adjustments, whether involving coverage issues or otherwise, will be binding on the Reinsurer in proportion to its participation. The Company will likewise at its sole discretion commence, continue, defend, compromise, settle or withdraw from actions, suits or proceedings and generally do all such matters and things relating to any claim or loss as in its judgment may be beneficial or expedient, and all payments made and costs and expenses incurred in connection therewith or in taking legal advice therefore (including those which are the result of actions and/or disputes between the insured and the Company and including the pro rata share, according to the time occupied in adjusting such loss, of salaries and expenses of the Company's field employees and salaried adjusters who have no administrative duties, including but not limited to charges and/or expenses incurred through the use of third party claim services and/or technical services, and expenses of the Company's officials incurred in connection with the loss but excluding salaries of the Company's officials and regular office employees and office expenses of the Company) will be shared by the Reinsurer proportionately. The Reinsurer will, on the other hand, benefit proportionately from all reductions of losses by salvage, compromise or otherwise.

B. If the amount due to the Company for loss or losses recoverable under this Agreement for any one loss occurrence is in excess of $7,500,000, the Reinsurer will, upon demand and receipt of reinsurance proofs of loss, forthwith remit the amount due; otherwise losses will be carried to account as otherwise provided herein.

NOTICE OF LOSS AND LOSS SETTLEMENTS

A. In the event of a loss which either results in or appears to be of serious enough nature to result in the involvement of this Agreement, the Company will give notice as soon as reasonably practicable to the Reinsurer and the Company will keep the Reinsurer advised of all subsequent developments in connection therewith.

B. All settlements, compromises, and adjustments made by the Company, whether involving coverage issues or otherwise, will be binding on the Reinsurer. Such settlements, compromises, or adjustments will be considered satisfactory proofs of loss, and amounts falling to the share of the Reinsurer will be immediately payable to the Company upon presentation of reasonable evidence of the amount paid or due and payable by the Company.

SERVICE OF SUIT

            (This Article applies to Reinsurers unauthorized in any jurisdiction that has authority over the Company and in which a subject suit has been instituted. This Article is not intended to conflict with or override the parties obligation to arbitrate their disputes in accordance with the Arbitration Article)

In the event any Reinsurer hereon fails to pay any amount claimed due hereunder such Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within England or Bermuda and will comply with all requirements necessary to give that court jurisdiction.

OFFSET

            Each party hereto will have, and may exercise at any time and from time to time, the right to offset any undisputed balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other (or, if more than one, any other) party hereto under this Agreement or under any other reinsurance agreement heretofore or hereafter entered into by and between them, and may offset the same against any undisputed balance or balances due to the former from the latter under the same or any other reinsurance agreement between them, and the party asserting the right of offset will have and may exercise such right whether the undisputed balance or balances due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming insurer or as ceding insurer, in which each party acted under the agreement or, if more than one, the different agreements involved, provided, however, that, in the event of the insolvency of a party hereto, offsets will only be allowed in accordance with the provisions of Section 7427 of the Insurance Law of the State of New York.

            Where the Company is authorized under the Insurance Companies Act (Canada) to insure in Canada risks, for the purpose of this Article, the branch of a Company in Canada will be considered as a party separate and distinct from the Company and the right of offset provided for in this Article will belong to and be applied against that branch as though it were a separate and distinct party.

SPECIAL TERMINATION OR SETTLEMENT

(Applicable separately as between the Company and each Reinsurer)

Section I.

A. Either party may terminate this Agreement upon 45 days notice in the event that:

                  The other party should at any time (whether voluntarily or otherwise) become insolvent, or suffer any impairment of paid-up capital, or become the subject of any liquidation, rehabilitation, receivership, supervision, conservation, or bankruptcy action or proceeding (whether judicial or otherwise) or of a proposed Scheme of Arrangement, or be acquired or controlled (whether directly or indirectly) by any other company or organization; or

B.    The Company may terminate this Agreement forthwith in the event that:

      1.    The Reinsurer ceases writing reinsurance; or

      2. The Reinsurer at any time (i) has a Standard & Poor's (S&P) Insurer Financial Strength Rating of lower than "A-"; or (ii) ceases to have any S&P Insurer Financial Strength Rating (including a designation of "not rated" or "NR") after having had an S&P rating at or after the inception of this Agreement; or

      3. The Reinsurer at any time (i) has a Best Rating, as provided by A.M. Best Company, of lower than "A-"; or (ii) ceases to have any Best Rating (including a designation of "not rated" or "NR") after having had a Best Rating at or after the inception of this Agreement; or

      4. Over any period not exceeding twelve months, the policyholders surplus' of the Reinsurer, as reported in such financial statements of the Reinsurer as designated by the Company, drop by 20% or more; or

      5. As respects Reinsurers domiciled in the United States only, upon application of the NAIC Insurance regulatory Information System
            (IRIS) tests to the Reinsurer's most recent statutory Annual Statement (which the Reinsurer hereby agrees to furnish to the Company upon request), it is found that four or more of the Reinsurer's IRIS financial ratio values are outside of the usual range established in the IRIS system.

      Notwithstanding the above, subparts 4. and 5. will not apply to any Reinsurer having at all times both S&P Insurer Financial Strength and Best Rating of "A" or higher.

C. Termination under Part A. or B. of this Article will be effected by written notice. The Company will elect whether the termination will be on a run-off basis or a clean-cut basis with an immediate settlement of all present and future obligations under this Agreement. If the Company initially elects a run-off basis, within 15 days of receiving notice of the Company's election, the Reinsurer will secure all such obligations through a trust account or a clean, unconditional, irrevocable, and evergreen letter of credit from a financial institution acceptable to the Company. However, even if such security is requested by the Company and/or provided by the Reinsurer, it is agreed that the Company will retain the right to require an immediate settlement of all present and future obligations at any subsequent date.

Section II.

A. After the expiration or termination of this Agreement for any reason other than a Special Termination governed by Section I, above, if the Reinsurer has any remaining present or future obligations to the Company and any of the five events described in Part B. of Section I should occur, the Company (i) may require an immediate settlement of all present and future obligations under this Agreement, or (ii) may require the Reinsurer to secure all such obligations through a trust account or a clean, unconditional, irrevocable, and evergreen letter of credit from a financial institution acceptable to the Company.

B. If the Company initially requires security under Part A of this Section, it will notify the Reinsurer in writing and the Reinsurer will provide such trust account or letter of credit within 15 days. However, even if such security is requested by the Company and/or provided by the Reinsurer, it is agreed that the Company will retain the right to require an immediate settlement of all present and future obligations at any subsequent date.

Section III.

A. For purposes of this Article, "all present and future obligations" means outstanding Losses (including IBNR), return of unearned premiums, and all other present or future balances, obligations, or amounts due the Company or Reinsurer under this Agreement.

B. In no event will this Article be construed to limit the amount of, or the rights and obligations of the parties with respect to, any security withheld or required in accordance with the Reserves and Funding Article hereof (if applicable).

C. In the event of an immediate settlement of all present and future obligations, upon receipt of final payment, the Company and the Reinsurer will execute a full and final commutation and mutual release of their respective liabilities under the Agreement.

D. When requested by either party an appraisal of IBNR will be made by a disinterested actuary.

E.    Settlements under this Article will be adjusted for net present value.

F. In the event of any conflict between this Article and any other Article of this Agreement, the terms of this Article will control.

This Article will survive the expiration or termination of this Agreement.

               CASUALTY VARIABLE QUOTA SHARE REINSURANCE AGREEMENT
                                   ADDENDUM #1
                                     TO THE
                                 PLACEMENT SLIP

 COMPANY:              Allied World Assurance Company, Ltd., Hamilton, Bermuda;
                       Allied World Assurance Company (Europe) Ltd.
                       Allied World Assurance Company (Reinsurance) Ltd.

 EFFECTIVE DATE:       Continuous and to take effect March 1st, 2005, 12:01 a.m.
                       Atlantic Standard Time as respects new and renewal business.

 COMPANY REFERENCE:    AR15724

 REINSURER REFERENCE:  A970000042

IT IS HEREBY AGREED that as of the Effective Date shown above, the Placement Slip referenced above is amended as follows:

1. On page 1, under "LIMIT & RETENTION," the first sentence under SECTION A is hereby deleted in its entirety and replaced with the following:

            "12% quota share on policies of up to USD/EUROS 25,000,000 or GBP 15,000,000 or USD currency equivalent, each policy, each occurrence, each occurrence reported, or claim made in excess of a minimum original attachment of USD/EUROS/GBP 10,000,000."

2. On page 4, the section titled "BROKERAGE," is hereby deleted in its entirety.

3.    On page 4, under "ACCEPTED & APPROVED," the following is added:

                 Reinsurer's Percentage
                  Participation Of 100%
                   Quota Share Of The        Reinsurer's Percentage
                Interests And Liabilities     Participation Of The
  Treaty         On The Subject Policies            Cession                 Limits:
-----------     -------------------------    ----------------------    -------------------
Section A                   3%                      25.00000%          USD/EUROS 750,000
                                                                       GBP 450,000
Section B                  10%                      11.76471%          USD/EUROS 2,500,000
                                                                       GBP 1,500,000

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized representatives.

             ALLIED WORLD ASSURANCE COMPANY, LTD., HAMILTON BERMUDA;
                  ALLIED WORLD ASSURANCE COMPANY (EUROPE) LTD.
                ALLIED WORLD ASSURANCE COMPANY (REINSURANCE) LTD.

Signed at:       Hamilton Bermuda

Signature:       Frank N. D'Orazio            Title: Sr. V.P.

Printed Name:    /s/ Frank N. D'Orazio        Date: 11/28/2005

Attest:          /s/ Mike Hoffman

Attest Printed Name: Mike Hoffman

                    NATIONAL UNION FIRE COMPANY OF PITTSBURGH

Signed at:       New York, New York

Signature:       /s/ R. Ruggiano              Title: Richard Ruggiano
                                                     Senior Reinsurance Officer

Printed Name:    Richard Ruggiano             Date: 1/5/2006

Attest:____________________

Attest Printed Name: _______________________

                                      - 2-